UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Banco Bilbao Vizcaya Argentaria, S.A.

(Exact name of registrant as specified in its charter)

Kingdom of Spain	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Calle Azul, 4 Madrid Spain	28050
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Tier 2 Subordinated Callable Fixed-to-Fixed Rate Notes due 2034	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-266391

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the $750,000,000 aggregate principal amount of Tier 2 Subordinated Callable Fixed-to-Fixed Rate Notes due 2034 (the “Securities”) of Banco Bilbao Vizcaya Argentaria, S.A. (the “Registrant”). The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated November 7, 2023 (the “Prospectus Supplement”) to a prospectus dated July 29, 2022 (the “Prospectus”) filed with a registration statement on Form F-3 (Registration No. 333-266391) relating to the Securities to be registered hereunder.

For a description of the Securities to be registered hereunder, reference is made to the information contained in the sections captioned “Certain Terms of the Notes” on pages S-35 through S-51 of the Prospectus Supplement, “U.S. Federal Tax Considerations” on page S-56 of the Prospectus Supplement and “Spanish Tax Considerations” on pages S-52 through S-55 of the Prospectus Supplement, which information is hereby incorporated by reference.

Item 2.	Exhibits

Exhibit	Description of Exhibit

4.1	Subordinated Debt Securities Indenture between the Registrant, as Issuer and The Bank of New York Mellon, acting (except with respect to its role as Security Registrar) through its London Branch, as Trustee, Security Registrar, Transfer Agent and Paying Agent (incorporated by reference to Exhibit 4.4 to the Registrant’s registration statement on Form F-3 filed with the Commission on July 29, 2022)

4.2	First Supplemental Indenture for the Securities between the Registrant, as Issuer, and The Bank of New York Mellon, acting (except with respect to its role as Security Registrar) through its London Branch, as Trustee, Paying Agent, Transfer Agent, Calculation Agent and Security Registrar, dated as of November 15, 2023 (incorporated herein by reference to Exhibit 4.13 to the Registrant’s report on Form 6-K filed with the Commission on November 15, 2023)

4.3	Form of Security Certificate representing the Securities (incorporated herein by reference to Exhibit 4.14 to the Registrant’s report on Form 6-K filed with the Commission on November 15, 2023, which includes such Form of Security Certificate)

99.1	Prospectus dated July 29, 2022 and related Prospectus Supplement dated November 7, 2023 (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b))

SIGNATURES

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Ignacio Echevarría Soriano
Name:	Ignacio Echevarría Soriano
Title:	Authorized Representative

Date: November 15, 2023